EXHIBIT 10.7

AFFYMETRIX, INC.
NON-QUALIFIED STOCK OPTION GRANT NOTICE AND AGREEMENT

[Name]                                                                                                  Option Number:                 [Option Number]
[Address]                                                                                           ID:                                                       [Employee Identifier]
                                                            Plan:                       Affymetrix, Inc. Amended and
                                                                                          Restated 2000 Equity Incentive Plan
                                                                                          (the "Plan")

1.
Grant of Option.  AFFYMETRIX, INC., a Delaware corporation (the "Company") hereby grants to [Name] ("Optionee") a Non-Qualified Stock Option (the "Option") to purchase shares of common stock of the Company as specified below, subject to (i) the Terms and Conditions of Stock Options attached as Exhibit A, and (ii) the Plan incorporated herein by reference.

2.	Definitions. As used in this Agreement, including the Terms and Conditions of Stock Options, the following terms shall have the meanings set forth in this section 2.

Grant Date:                                                                                                        [Grant Date]
Number of Shares of Common Stock Covered:     [Number of Shares]
Option Termination Date:                                                                  [Termination Date]
Exercise Price:                                                                                              [Exercise Price]
Vesting Schedule:

Shares                                                                            Vest Date

[Number of Shares]                                       [Vest Date]

AFFYMETRIX, INC.

/s/ Frank Witney
___________________________________
Frank Witney

Exhibit A
Affymetrix, Inc.
Terms and Conditions of Stock Options
Defined Terms	Capitalized terms used but not defined herein shall have the meanings set forth in the Grant Notice (the "Grant Notice") or the Plan, as applicable.
Tax Treatment
This Option is intended to be a nonstatutory stock option or an incentive stock option ("ISO"), as provided in the Grant Notice to which these Terms and Conditions are attached (together with the Grant Notice, this "Agreement").  If specified as an ISO, such ISO will only be granted up to the allowable limit under Section 422 of the Code.

Vesting
This Option becomes exercisable in installments, as shown in the Grant Notice.
No additional Common Shares become exercisable after Optionee's service in any one of the positions of Employee, Consultant or director of the Company (or a Subsidiary or Affiliate) has terminated for any reason.

Term
This Option expires in any event on the Option Termination Date set forth in the Grant Notice, which in any event shall be no more than seven (7) years following the Grant Date set forth in the Grant Notice, subject to earlier termination as described below or in the Plan.

Regular Termination
If Optionee's service in any one of the positions of an Employee, Consultant or director of the Company or a Subsidiary or Affiliate terminates for any reason except death or total and permanent disability, then this Option will expire at the close of business at Company headquarters on the date that is (1) 90 days after Optionee's termination date if the Option is issued under the Company's 2000 Equity Incentive Plan, or (2) three (3) months after Optionee's termination date if the Option is issued under the Company's 1998 Stock Incentive Plan.  The Company determines when Optionee's service terminates for this purpose.

Death
If Optionee dies as an Employee, Consultant or director of the Company or a Subsidiary or Affiliate, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date of death.

Disability
If Optionee's service as an Employee, Consultant or director of the Company or a Subsidiary or Affiliate terminates because of Optionee's total and permanent disability, then this Option will expire at the close of business at Company headquarters on the date 12 months after Optionee's termination date.
For all purposes under this Agreement, "total and permanent disability" means that Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.  Subject to the foregoing, the Committee shall have the exclusive discretion to determine when an Optionee terminates due to total and permanent disability.

Leaves of Absence
For purposes of this Option, Optionee's service does not terminate when Optionee goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law; provided that Optionee's service terminates when the approved leave ends, unless Optionee immediately returns to active work or unless otherwise required by applicable law.  Vesting may be suspended during leave of absence unless required by applicable law or continued vesting was approved by the Company in writing.

Restrictions on Exercise	The Company will not permit Optionee to exercise this Option if the issuance of Common Shares at that time would violate any applicable law or regulation.
Notice of Exercise
When Optionee wishes to exercise this Option, Optionee must contact the Company's preferred broker.  The preferred broker will notify the Company of Optionee's intent to exercise.  With the Company's approval, Optionee may notify the Company by filing the proper "Notice of Exercise" form.  Optionee's notice must specify how many Common Shares Optionee wishes to purchase.  Optionee's notice must also specify method of receipt of Common Shares (physical certificate or transferred electronically to Optionee's broker).  The notice will be effective when it is received along with the full payment of the Exercise Price and any Tax-Related Items (as defined below) by the Company.
If someone else wants to exercise this Option after Optionee's death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

Form of Payment
When Optionee submits a Notice of Exercise, Optionee must include payment of the Exercise Price for the Common Shares Optionee is purchasing.  Payment may be made in cash or cash equivalents (Optionee's personal check, a cashier's check or a money order) or, unless otherwise determined by the Committee, by the following means:
•Irrevocable directions to a securities broker approved by the Company to sell all or part of the Common Shares subject to the exercised portion of the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any Tax-Related Items (as defined below).  (The balance of the sale proceeds, if any, will be delivered to Optionee.)  The directions must be given by signing a special "Notice of Exercise" form provided by the Company.
In addition, to the extent permitted by the Committee and applicable law, payment may be made by one of the following means:
•Certificates for Common Shares that Optionee owns, along with any forms needed to effect a transfer of those shares to the Company.  The value of the Common Shares, determined as of the effective date of the option exercise, will be applied to the Exercise Price and any Tax-Related Items (as defined below).  Instead of surrendering Common Shares, Optionee may attest to the ownership of those shares on a form provided by the Company and have the same number of Common Shares subtracted from the shares to be issued to Optionee upon exercise of the Option.  However, Optionee may not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if Optionee's action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.
•Such other form as approved by the Committee, or any combination of the foregoing.

Withholding Taxes and Stock Withholding
Regardless of any action the Company (or Optionee's employer, if different) takes with respect to any and all income or withholding tax (including federal, state and local tax), social insurance, payroll tax or other tax-related items related to Optionee's participation in the Plan and legally applicable to him or her ("Tax-Related Items"), Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains Optionee's responsibility and may exceed the amount, if any, actually withheld by the Company.  Optionee further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Common Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) does not commit to and is under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Optionee's liability for Tax-Related Items or achieve any particular tax result.  Further, if Optionee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any taxable or tax withholding event, as applicable, Optionee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, Optionee shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.  In this regard, Optionee authorizes the Company or its agent, at the Company's discretion, to satisfy the obligations with regard to all Tax-Related Items by one of the methods set forth above for form of payment of the Exercise Price and/or by one or a combination of the following methods:
•Withholding from Optionee's wages or other cash compensation otherwise payable to Optionee by the Company, and/or
•Withholding in Common Shares to be issued upon exercise of the Option.
To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Common Shares, for tax purposes, Optionee is deemed to have been issued the full number of Common Shares subject to the exercised portion of the Option, notwithstanding that a number of the Common Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Optionee's participation in the Plan.
The Company may refuse to honor the exercise and refuse to deliver the Common Shares if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

No Advice Regarding Grant
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee's participation in the Plan, or Optionee's acquisition or sale of the underlying Common Shares.  Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Optionee's participation in the Plan before taking any action related to the Plan

Restrictions on Resale
By exercising the Option, Optionee agrees not to sell any Common Shares acquired upon exercise of the Option at a time when applicable laws, Company policies (including the Insider Trading Policy) or an agreement between the Company and its underwriters prohibit a sale.  This restriction will apply as long as Optionee is an Employee, Consultant or director of the Company or a Subsidiary or Affiliate.

Transfer of Option
Prior to Optionee's death, only Optionee may exercise this Option.  Optionee cannot transfer or assign this Option.  For instance, Optionee may not sell this Option or use it as security for a loan.  If Optionee attempts to do any of these things, this Option will immediately become invalid.  Optionee may, however, dispose of this Option in Optionee's will or a beneficiary designation.

Exchange of Unexercised Options for SAR
To the extent permitted under the Plan, the Company shall have the ability at any time, to substitute stock appreciation rights ("SARs") for all of Optionee's unexercised Options. The grant price of a substitute SAR shall be equal to the Exercise Price of the replaced Option.  Upon exercise of a SAR, Optionee shall receive from the Company an amount equal to (i) the number of Common Shares with respect to which the SAR is exercised multiplied by (ii) the excess of the Fair Market Value of a Common Share on the exercise date over the grant price of the SAR, payable in Common Shares.

Retention Rights
Neither the Option nor this Agreement gives Optionee the right to be retained by the Company or a Subsidiary or Affiliate in any capacity.  The Company and its Subsidiaries and Affiliates reserve the right to terminate Optionee's employment or service at any time, with or without cause.

Stockholder Rights
Optionee, or Optionee's estate or heirs, has no rights as a stockholder of the Company until Optionee has exercised this Option by giving the required notice to the Company and paying the Exercise Price and any Tax-Related Items.  No adjustments are made for dividends or other rights if the applicable record date occurs before Optionee exercises this Option, except as described in the Plan.

Adjustments
In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Common Shares covered by this Option and the Exercise Price per Common Share may be adjusted pursuant to the Plan.

Data Privacy
Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in the Grant Notice by and among, as applicable, the Company and its Subsidiaries and Affiliates and any stock plan service provider that may assist the Company with the Plan (presently or in the future) for the exclusive purpose of implementing, administering and managing Optionee's participation in the Plan.

Electronic Delivery
The Company may, in its sole discretion, decide to deliver any documents related to this Option granted under the Plan or future stock options that may be granted under the Plan by electronic means or to request Optionee's consent to participate in the Plan by electronic means.  Optionee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line, web-based or electronic system established and maintained by the Company or another third-party designated by the Company.

Imposition of Other Requirements
If Optionee relocates to another country, any special terms and conditions applicable to stock options granted in such country will apply to Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.
In addition, the Company reserves the right to impose other requirements on the Option and any Common Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Applicable Law and Choice of Venue
This Agreement will be interpreted and governed by the laws of the State of Delaware (except for their choice-of-law provisions).
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Option and this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the Northern District of California, and no other courts where the grant of this Option is made and/or to be performed.

Severability
The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

The Plan and Other Agreements
The text of the Plan is incorporated in this Agreement by reference.
This Agreement and the Plan constitute the entire understanding between Optionee and the Company regarding this Option.  Any prior agreements, commitments or negotiations concerning this Option are superseded.  This Agreement may be amended only by another written agreement.

By accepting this Award, Optionee agrees to all of the terms and conditions described in this Agreement and in the Plan.